UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2022

Prelude Therapeutics Incorporated

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39527	81-1384762
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Powder Mill Road Wilmington, Delaware	19803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 467-1280

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PRLD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2022 (the “Effective Date”), Prelude Therapeutics Incorporated (the “Company”) and Deborah Morosini, the Company’s EVP and Chief of Clinical Affairs, agreed that, effective as of the Effective Date, Dr. Morosini shall resign from her role as an officer of the Company and will transition into a role of Strategic Advisor to the President from the Effective Date until May 5, 2022, upon which Dr. Morosini’s employment with the Company shall terminate (the “Separation Date”).

In connection with her resignation, Dr. Morosini will receive (i) severance payments equal to three months of her base salary, (ii) payment for three months of Consolidated Omnibus Budget Reconciliation Act (COBRA) premiums, and (iii) will provide consulting services to the Company on an as needed basis from the Separation Date until November 4, 2022, unless such services are earlier terminated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRELUDE THERAPEUTICS INCORPORATED

Date: April 8, 2022	By:	/s/ Laurent Chardonnet
Laurent Chardonnet
Chief Financial Officer